UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 10, 2017

URBAN EDGE PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland	No. 001-36523	47-6311266
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 10, 2017, Urban Edge Properties, a Maryland real estate investment trust (the "Company"), held its 2017 Annual Meeting of Shareholders (the "Meeting"). As of March 13, 2017, the record date for shareholders entitled to vote at the Meeting, there were 99,824,762 common shares of beneficial interest, par value $0.01 per share (the “Shares”), outstanding and entitled to vote. Of the Shares entitled to vote at the Meeting, 93,640,521 or approximately 93.80% of the Shares were present or represented by proxy. There were four matters presented and voted on. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.

Proposal 1. Election of three nominees to serve on the Board of Trustees until the Company's annual meeting of shareholders in 2018 and until their successors are duly elected.

Nominee	For	Withheld	Broker Non-Votes
Michael A. Gould	76,606,960	13,639,718	3,393,843
Steven J. Guttman	89,844,128	402,550	3,393,843
Kevin P. O'Shea	77,420,873	12,825,805	3,393,843

Proposal 2. Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year 2017.

	For	Against	Abstain
Votes Cast	92,931,882	673,655	34,984

Proposal 3. Non-binding advisory resolution on executive compensation.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	87,968,720	2,203,187	74,771	3,393,843

In addition to the three nominees who were re-elected at the Meeting to serve on the Company's Board of Trustees, Jeffrey S. Olson, Amy B. Lane, Steven H. Grapstein and Steven Roth continue to serve as Trustees after the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: May 10, 2017	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President, General Counsel and Secretary